Exhibit 77(q)(1)

                             FORM N-SAR QUESTION 77
                       FOR PILGRIM VARIABLE PRODUCTS TRUST
                                  on behalf of
                       Growth and Opportunities Portfolio
                            Growth + Value Portfolio
                            High Yield Bond Portfolio
                          International Value Portfolio
                               MagnaCap Portfolio
                                MidCap Portfolio
                        Research Enhanced Index Portfolio
                        SmallCap Opportunities Portfolio

77-Q1: EXHIBITS

(e)(1) Form of Investment Management Agreement between the Trust and Pilgrim Investments - attached herewith.

(e)(2) Form of Sub-Advisory Agreement between ING Pilgrim Investments and Brandes - attached herewith.

(e)(3) Form of Sub-Advisory Agreement between ING Pilgrim Investments and J.P. Morgan - attached herewith.

(e)(4) Form of Sub-Advisory Agreement between ING Pilgrim Investments and Navellier - attached herewith.